BCB Bancorp, Inc., Announces Record Quarterly Earnings

BAYONNE, N.J. - April 19, 2005 - BCB Bancorp, Inc., Bayonne, NJ (OTCBB: BCBP) announced an increase in unaudited net earnings of $445,000 or 63.6% to $1,145,000 for the quarter ended March 31, 2005 compared to $700,000 for the quarter ended March 31, 2004. Basic and diluted earnings per share were $0.38 and $0.37 respectively for the three months ended March 31, 2005 as compared to $0.24 and $0.23 per share for the three months ended March 31, 2004. The weighted average number of common shares outstanding for the three months ended March 31, 2005 for basic and diluted earnings per share calculation purposes was 2,994,000 and 3,137,000 respectively. The weighted average number of common shares outstanding for the three months ended March 31, 2004 for basic and diluted earnings per share calculation purposes was 2,900,000 and 3,110,000 respectively.

As of March 31, 2005 total assets increased by $12.5 million or 3.3% to $390.8 million from $378.3 million at December 31, 2004. Loans receivable increased by $15.3 million or 6.2% to $261.7 million at March 31, 2005 from $246.4 million at December 31, 2004. Securities held-to-maturity decreased by $3.1 million or 2.6% to $113.9 million at March 31, 2005 from $117.0 million at December 31, 2004. Deposits increased by $7.7 million or 2.3% to $344.9 million from $337.2 million at December 31, 2004. Borrowed money increased by $3.4 million or 24.1% to $17.5 million at March 31, 2005 from $14.1 million at December 31, 2004. Total stockholders' equity increased by $1,145,000 or 4.4% to $27.2 million at March 31, 2005 from $26.0 million at December 31, 2004.

Net income increased by $445,000 or 63.6% to $1,145,000 for the three months ended March 31, 2005 from $700,000 for the three months ended March 31, 2004. This improvement in operations reflects increases in net interest income and non-interest income, partially offset by increases in the provision for loan losses, non-interest expense and income taxes. Net interest income increased by $651,000 or 20.9% to $3.77 million for the three months ended March 31, 2005 from $3.12 million for the three months ended March 31, 2004. This increase resulted primarily from an increase in average interest earning assets of $62.9 million or 20.4%% to $370.8 million at March 31, 2005 from $307.9 million at March 31, 2004, funded primarily through the growth in average interest bearing liabilities of $55.0 million or 19.9% to $330.9 million for the three months ended March 31, 2005 from $275.9 million for the three months ended March 31, 2004, partially offset by a marginal decrease in the net interest margin to 4.06% for the three months ended March 31, 2005 from 4.07% for the three months ended March 31, 2004. For the three months ended March 31, 2005, return on average assets, annualized was 1.20%, return on average stockholders equity, annualized was 17.21%, the Bank's efficiency ratio was 48.2% and the Bank originated $34.7 million of loans.

Donald Mindiak President & CEO commented that, "the consistent growth of our loan portfolio with conservatively underwritten, quality loan product has been the driving force behind our improving net interest income. By diligently monitoring operating expenses, profitability ratios and operational efficiencies have improved leading to results consistent with peer institutions many years our senior. The formation of our investment subsidiary for tax planning

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purposes,  operational  since the beginning of the year,  has been  effective in reducing the Company's overall tax liability and the successful inception and execution of the Company's Retail Mortgage Division should provide additional non-interest income as this division begins operations in earnest. Competing for retail deposits in an increasing short-term interest rate environment remains challenging, however through strategic and systematic revisions, deposit growth remains a primary source for funding loan portfolio growth. It is these attributes along with the support and dedication of our shareholders and staff which assist us in our commitment to continue to build franchise and shareholder value."

Bayonne Community Bank presently operates three offices located in Bayonne, New Jersey.

This discussion, and other written material, and statements management may make, may contain certain forward-looking statements regarding the Company's prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in the Bank's Annual Report on Form 10-K and in other documents filed by the Bank with the FDIC or the Securities and Exchange Commission from time to time. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identified by the use of the words "plan," "believe," "expect," "intend," "anticipate," "estimate," "project," "may," "will," "should," "could," "predicts," "forecasts," "potential," or "continue" or similar terms or the negative of these terms. The Company's ability to predict results or the actual effects of its plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, legislation, and regulation; changes in monetary and fiscal policies of the United States Government, including policies of the United States Treasury and Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition, and demand for financial services, loan, deposit, and investment products in the Company's local markets; changes in accounting principles and guidelines; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting the Company's operations, pricing and services.

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Readers  are  cautioned  not to place undue  reliance  on these  forward-looking statements,  which speak only as of the date of this  discussion.  Although  the
Company  believes  that  the  expectations   reflected  in  the  forward-looking
statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law
or   regulation,   the  Company   undertakes   no  obligation  to  update  these
forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

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PART I.  FINANCIAL INFORMATION
ITEM I.  FINANCIAL STATEMENT

                         BCB BANCORP INC. AND SUBSIDIARY
                Consolidated Statements of Financial Condition at
                      March 31, 2005 and December 31, 2004
                                   (Unaudited)
                      (in thousands except for share data )


                                                                     At                      At                3-MONTHS
                                                                   31-Mar-05              31-Dec-04            Variance

ASSETS

Cash and amounts due from depository institutions               $  2,880                    $  2,353           $    527
Interest-earning deposits                                          1,813                       2,181           $   (368)
                                                                --------                    --------           --------
   Total cash and cash equivalents                                 4,693                       4,534           $    159
                                                                --------                    --------           --------
Securities held to maturity                                      113,947                     117,036           $ (3,089)
Loans receivable                                                 261,677                     246,380           $ 15,297
Premises and equipment                                             5,642                       5,679           $    (37)
Federal Home Loan Bank of New York stock                             944                         944           $      -
Interest receivable, net                                           2,335                       2,329           $      6
Deferred income taxes                                                837                         772           $     65
Other assets                                                         728                         615           $    113
                                                                --------                    --------           --------
    Total assets                                                $390,803                     378,289           $ 12,514
                                                                ========                    ========           --------
LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits                                                       $ 344,940                     337,243           $  7,697
Borrowed Money                                                    13,400                      10,000           $  3,400
Trust Preferred Borrowing                                          4,124                       4,124
Other Liabilities                                                  1,158                         886           $    272
                                                                --------                    --------           --------
    Total Liabilities                                            363,622                     352,253           $ 11,369
                                                                --------                    --------           --------
STOCKHOLDERS' EQUITY
Common Stock, $0.08 stated value: 10,000,000 shares
   authorized, 2,993,538 shares
   outstanding                                                       239                         239           $      -
Additional paid-in capital                                        27,725                      27,725           $      -
Accumulated deficit                                                 (783)                     (1,928)          $  1,145
                                                                --------                    --------           --------
    Total stockholders' equity                                    27,181                      26,036           $  1,145
                                                                --------                    --------           --------
     Total liabilities and stockholders' equity                $ 390,803                    $378,289           $ 12,514
                                                                ========                    ========           --------

     See accompanying notes to consolidated financial statements.

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                         BCB BANCORP INC. AND SUBSIDIARY
                        Consolidated Statements of Income
                           For the three months ended
                             March 31, 2005 and 2004
                                   (Unaudited)
                    ( in thousands except for per share data)



                                                                                       Three Months Ended
                                                                             -------------------------------------
                                                                                           March  31,
                                                                             -------------------------------------
                                                                                 2005                   2004
                                                                             -------------          --------------

Interest income:
  Loans                                                                        $ 4,259                 $ 3,277
  Securities                                                                     1,434                   1,291
  Other interest-earning assets                                                     10                      31
                                                                               -------                 -------
     Total interest income                                                       5,703                   4,599
                                                                               -------                 -------
Interest expense:
  Deposits:
     Demand                                                                         85                      73
     Savings and club                                                            1,048                     912
     Certificates of deposit                                                       682                     406
                                                                               -------                 -------
                                                                                 1,815                   1,391

  Borrowed money                                                                   121                      92
                                                                               -------                 -------
       Total interest expense                                                    1,936                   1,483
                                                                               -------                 -------
Net interest income                                                              3,767                   3,116
Provision for loan losses                                                          260                     200
                                                                               -------                 -------
Net interest income after provision for loan losses                              3,507                   2,916
                                                                               -------                 -------
Non-interest income:
   Fees and service charges                                                        121                     130
   Gain on sales of loans originated for sale                                       49                      17
   Gain on sales of securities available for sale                                    -                       -
   Other                                                                             6                       6
      Total non-interest income                                                -------                 -------
                                                                                   176                     153
                                                                               -------                 -------
Non-interest expense:
   Salaries and employee benefits                                                1,025                     976
   Occupancy expense of premises                                                   162                     159
   Equipment                                                                       367                     347
   Advertising                                                                      39                      22
   Other                                                                           307                     394
                                                                               -------                 -------
      Total non-interest expense                                                 1,900                   1,898
                                                                               -------                 -------

Income  before income tax provision                                              1,783                   1,171
Income tax provision                                                               638                     471
                                                                               -------                 -------

Net Income                                                                     $ 1,145                 $   700
                                                                               =======                 =======
Net Income per common share
       Basic                                                                   $  0.38                 $  0.24
                                                                               =======                 =======
       Diluted                                                                 $  0.37                 $  0.23
                                                                               =======                 =======
Weighted average number of common shares outstanding-
                         basic                                                   2,994                   2,900
                                                                               =======                 =======
                         diluted                                                 3,137                   3,110
                                                                               =======                 =======

   See accompanying notes to consolidated financial statements.